Exhibit 10.20.2

Quaker City Bank Change in Control Agreement Renewal and Extension Acknowledgment between Quaker City Bank and Elizabeth A. Conrado dated July 1, 2002.

QUAKER CITY BANK
CHANGE IN CONTROL AGREEMENT
RENEWAL AND EXTENSION ACKNOWLEDGMENT

Name of Participant:    Elizabeth A. Conrado

The undersigned participant does hereby acknowledge that, at their regularly scheduled meeting on June 25, 2002, the Board of Directors of Quaker City Bank acted to renew and extend the Quaker City Bank Change in Control Agreement with the undersigned participant to a full twenty-four (24) month term, until June 30, 2004.

Dated this             1st             day of             July            , A.D.,             2002            .

QUAKER CITY BANK

/s/ ELIZABETH A. CONRADO	By:	/s/ FREDERIC R. MCGILL
Participant		President